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                                  EXHIBIT 5.1

                   [LYNE, WOODWORTH & EVARTS LLP LETTERHEAD]



                              _____________, 1997



First New England Dental Centers, Inc.
85 Devonshire Street
Boston, Massachusetts  02109

Dear Sirs:

         We have served as special counsel to First New England Dental Centers, Inc. (the "Company") in connection with certain matters involved in the preparation and filing with the Securities and Exchange Commission of a Registration Statement on Form S-1 (the "Registration Statement") relating to the sale by the Company of up to ___________ shares of its Common Stock, $.01 par value per share (the "Shares").

         We have examined (i) the Certificate of Incorporation and By-laws of the Company, and all amendments thereto, and (ii) originals, or copies certified to our satisfaction, of such records of meetings of directors and stockholders of the Company, documents and other instruments as in our judgment are necessary or appropriate to enable us to render the opinions expressed below.

         We assume that appropriate action will be taken, prior to the offer and sale of the Shares, to permit the Shares to be offered and sold under all applicable state securities or "blue sky" laws.

         In our examination of the foregoing documents, we have assumed (except as to documents the execution of which we have witnessed) the genuineness of all signatures and the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such latter documents.

         We express no opinion as to the laws of any State or jurisdiction other than the laws of the Commonwealth of Massachusetts, the General Corporation Law of the State of Delaware and the Federal laws of the United States of America.

         Based upon the foregoing, we are of the opinion that the Shares have been duly authorized for issuance and, after payment therefor in accordance with the terms and conditions of the proposed underwriting agreement described in the Registration Statement, will be legally issued, fully paid and nonassessable.
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First New England Dental Centers, Inc.
____________, 1997
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         We hereby consent to the use of our name in the Registration Statement and under the caption "Legal Matters" in the related Prospectus and consent to the filing of this opinion as an Exhibit to the Registration Statement.



                                       Very truly yours,

                                       /s/ LYNE, WOODWORTH & EVARTS LLP

                                       LYNE, WOODWORTH & EVARTS LLP